UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2011

CLEANTECH TRANSIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52653	98-0505768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5440 West Sahara Suite 205, Las Vegas NV 89146
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (702) 448-1543

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Officer and Director

On May 23, 2011, Alexander Holtermann resigned as a director of Cleantech Transit Inc. (the “Company”) to pursue other interests and business opportunities.  On May 23, 2011, the Board of Directors of the Company (the “Board”) appointed its President and CEO, Kenneth Bosket, as a director of the Company.

Kenneth Bosket is presently president and CEO of Crown Equity Holdings Inc. (OTCBB: CRWE) and has been with Crown Equity since June, 2008.  Prior to that, Mr. Bosket was with Sprint for 30 years and retired from Sprint in 2004.  Mr. Bosket is co-founder of JaHMa, a music company in Las Vegas, Nevada and a former board member and president of Bridge Counseling Associates, a mental health and substance abuse service company. His experience includes implementing appropriate procedures for positioning his organization's goals with successful teaming relationships, marketing and over 30 years of extensive customer service, as well as managing various departments, and being a western division facilitator working directly for a President of Sprint. Mr. Bosket has received numerous awards, such as the Pinnacle Award, for his exceptional service with his former employer combined with his community service involvements.  Mr. Bosket earned a Master’s of Business Administration from the University of Phoenix and a Bachelor's of Business Administration from National University.  Mr. Bosket brings to the Company extensive experience in managing employees as well as extensive marketing experience which will assist the Company in moving forward with its operations.

There have been no related party transactions between Mr. Bosket and the Company.  Mr. Bosket has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. Bosket had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Bosket is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. Bosket or any grant or award to Mr. Bosket or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. Bosket.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH TRANSIT, INC.

May 23, 2011	/s/ Kenneth Bosket

Kenneth Bosket, President